                                                                  EXHIBIT 10.21

                          AMENDED AND RESTATED LEASE

  This AMENDED AND RESTATED LEASE is made as of the 22nd day of October, 1997 by and between Robert W. Connelly (the "Landlord") and Cambridge Heart, Inc. (the "Tenant").

                                  WITNESSETH

  WHEREAS, the Landlord and the Tenant entered into a certain lease dated as of June 1, 1995 (the "Lease"), and

  WHEREAS, the Landlord and the Tenant now wish to amend the lease as hereinafter set forth.

  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and the Tenant hereby amend and modify the Lease by a restatement of the same in the form and containing those provisions in the pages next following and attached hereto and constituting a part hereof. To the extent of any inconsistency between the terms of the Lease and this Amended and Restated Lease, the terms and provisions contained herein shall control in all instances. Except as specifically amended hereby, the Lease is hereby ratified and confirmed in its entirety as of the date hereof.

  WITNESS the execution hereof under seal as of the day and year first above written.

                                                  /s/ Robert W. Connelly
                                          _____________________________________
                                                   Robert W. Connelly

                                          Cambridge Heart, Inc.

                                                   /s/ Jeffrey M. Arnold
                                          By: _________________________________
                                            Name:Jeffrey M. Arnold
                                            Title:Chief Executive Officer

                          AMENDED AND RESTATED LEASE

1. IDENTIFICATIONS

  This AMENDED AND RESTATED LEASE made as of October 22, 1997 by and between ROBERT W. CONNELLY (the "Landlord"), having an address at 57 Bedford Street, Suite 100, Lexington, Massachusetts 02173 and CAMBRIDGE HEART, Inc. a Massachusetts corporation (the "Tenant"), having an address at One Oak Park Drive, Bedford, Massachusetts 01730.

2. LEASE; THE PREMISES; EXPANSION OPTION

  In consideration of the Basic Rent, Additional Rent, and other payments and covenants of the Tenant hereinafter set forth, and upon the following terms and conditions, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord approximately 22,000 rentable square feet of floor area in that certain building (the "Building") situated on that certain parcel of land (the "Property") known as and numbered One Oak Park Drive, in the Town of Bedford, Middlesex County, Massachusetts, as more particularly described in Exhibit A attached hereto (said Property and Building hereinafter collectively referred to as the "Premises"). The Premises are leased together with all rights necessary for the use of the Premises as permitted herein, in common with the Landlord and all others from time to time lawfully entitled thereto, to use the driveways, walkways, parking area and other common areas of the Property for their intended purposes.

3. CONDITION OF PREMISES

  The Tenant acknowledges and agrees that the Premises will be delivered by the Landlord in an "as is" condition as of the date hereof and of the Term Commencement Date (as defined below). Except as may be expressly set forth in this Lease, no representations or warranties have been made by the Landlord or anyone purporting to act on behalf of the Landlord as to the condition or repair of the Premises or any portion thereof.

4. TERM

  The Term of this Lease shall commence on the earlier of (i) December 1, 1997, or (ii) such time as the partitions described in Paragraph 12 shall have been erected (the "Term Commencement Date") and shall expire, unless earlier extended or terminated in accordance with the terms hereof, at midnight on November 30, 1999. Notwithstanding the foregoing, the Tenant shall have access to the Premises beginning on the date hereof for the purpose of showing the Premises to prospective subtenants (it being understood and agreed that nothing contained in this Paragraph 4 shall be deemed to in any way obviate the need to obtain the consent of the Landlord for any subletting in accordance with Paragraph 19 below) provided that the Landlord is given reasonable prior notice thereof and an opportunity to be present when the Premises are being shown. In addition, any early access to the Premises shall be governed by and subject to the terms and provisions of this Lease.

  Provided the Tenant is not in default under any of the provisions of this Lease and provided further that the Tenant has given to the Landlord written notice at least one hundred and eighty (180) days before the end of the Term, the Tenant shall have the option to extend the Term for an additional period of one (1) year commencing after the expiration of the original Term (the "Extended Term"). The Extended Term shall be upon the same terms and conditions as herein set forth.

5. USE OF THE PREMISES' LICENSES AND PERMITS

  The Tenant shall use the Premises only for general office, research and development and light manufacturing purposes to the extent now and hereafter from time to time permitted under applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction. The Tenant, its subtenants, licensees, invitees and any other users of the Premises shall apply in their own names for and obtain at their own expense any and all licenses, permits and other approvals which may be required from such governmental bodies in connection with any particular use of the Premises during the Term.

6. BASIC RENT; ADDITIONAL RENT

  The Tenant shall pay Basic Rent to the Landlord at the annual rate of Two Hundred Forty-Two Thousand Dollars and No Cents ($242,000.00). Basic Rent shall be payable in advance on the first day of each month in equal installments at the rate of $20,166.67 per month to the Landlord at the address set forth above or such other address as the Landlord may thereafter specify by notice to the Tenant, without counterclaim, set off, deduction or defense and, except as otherwise expressly provided herein, without abatement.

  This Lease is intended by the parties hereto to be a so-called "net" lease and, to the end that the Basic Rent shall be received by the Landlord net of all costs and expenses related to the Premises, except as expressly set forth herein. The Tenant agrees to pay, in addition to the Tenant's obligations with respect to real estate taxes, insurance premiums, utilities costs, costs of repairs and maintenance to the Premises and other costs which are specifically set forth herein, to the Landlord upon demand as Additional Rent, in the same manner as Basic Rent: (i) any and all charges, costs, expenses, and obligations of every kind and nature whatever as the Landlord may from time to time actually incur in good faith with regard to the Premises or the operation or maintenance thereof, except as otherwise expressly agreed in this Lease, including, without limiting the generality of the foregoing, reasonable attorneys' fees incurred by the Landlord in connection with any amendments to, consents under and subleases and assignments of this Lease requested by the Tenant and in connection with the enforcement of rights and pursuit of the remedies of the Landlord under this Lease (whether during or after the expiration or termination of the Term of this Lease) and (ii) one hundred percent (100%) of Common Expenses as hereinafter defined. Except as otherwise specifically set forth in Paragraph 10 hereof, "Common Expenses" shall mean any and all charges, costs and expenses of every kind and nature whatever, which the Landlord may from time to time actually incur and the reasonable value, based on competitive rates, of any materials and services which the Landlord may provide in good faith with respect to the ownership, operation and maintenance of the Building and the Premises, including, without limitation, (i) making non-capital repairs (or capital repairs to the extent permitted in the next following paragraph) to and undertaking maintenance of the Building and the Property; (ii) providing utilities and services, other than as provided in Paragraph 9 hereof, to the Premises; (iii) providing daily cleaning and rubbish removal; (iv) providing watering, landscaping and lawn care for the Property; (v) sanding, plowing and removal of snow and ice from the driveways, walkways and parking areas; (vi) maintaining insurance on the Premises; and (vii) reasonable administrative and management costs of the Landlord, which shall be commensurate with those normally charged for suburban office buildings of this nature in the metropolitan Boston area.

  Notwithstanding anything contained herein to the contrary, Additional Rent on account of operating expenses shall not include the following: amounts received by the Landlord through proceeds of insurance, specific tenant reimbursements, condemnation awards, warranties, or other similar sources; brokerage commissions; taxes (other than as provided in Paragraph 7 below); costs in the nature of fees, fines or penalties arising out of the breach of any obligation, contractual or at law, by the Landlord or its contractors, employees or agents, including attorneys' fees (unless such breach is the result of the acts or omissions of the Tenant or those for whom the Tenant is legally responsible); tenant buildout expenses, including permit, license and inspection costs relating thereto; costs or expenses relating to the correction of latent defects in the Building or noncompliance of the Building with laws in effect as of the date hereof; costs relating to environmental compliance or remediation, unless necessitated as a result of the acts or omissions of the Tenant or those for whom the Tenant is legally responsible; capital expenditures, other than those required to bring the Building into compliance with laws enacted after the date of this Lease; reserves for future expenditures not yet incurred; attorneys' fees and other expenses incurred in connection with negotiations or disputes with present or prospective tenants of the Building (other than the Tenant); overhead and profit increment paid to the Landlord or any of its affiliates to the extent the same exceed market rates; interest, principal, points and fees on any debt or loans; advertising and promotional expenditures; and depreciation.

  Notwithstanding anything contained herein to the contrary, it is expressly understood that the Tenant shall only be required to pay as Additional Rent:
(a) the amount by which real estate taxes for any fiscal year exceed $1.25 per rentable square foot; and (b) the amount by which Common Expenses for any calendar year exceed

$2.50 per rentable square foot. Additional Rent shall not increase from $1.25 per rentable square foot for real estate taxes and $2.50 per rentable square foot for Common Expenses by more than the Consumer Price Index for all Urban Consumers (CPI-U), Boston, Massachusetts, with the commencement month and year being the base.

  Additional Rent shall be calculated on a fiscal year ending May 31. The Tenant agrees to pay the Landlord all amounts owed as Additional Rent hereunder within thirty (30) days after receipt of an invoice and calculations of actual amounts owed from the Landlord.

  If any payment of Basic Rent or Additional Rent is not paid to the Landlord when due or within any applicable grace period, then at the Landlord's option, without notice and in addition to all other remedies hereunder, the Tenant shall pay upon demand to the Landlord as Additional Rent interest thereon at an annual rate equal to the corporate rate of the Bank of Boston from time to time in effect plus four (4) percent, such interest to be computed from the date such Basic Rent or Additional Rent was originally due through the date when paid in full.

7. TAXES

  The Tenant shall pay or cause to be paid to the Landlord (or, where appropriate, directly to the authority by which the same are assessed or imposed, with evidence of such payment to the Landlord) as Additional Rent not later than ten (10) days prior to the date the same are due or twenty-one (21) days after written notice thereof to the Tenant, whichever is later, all taxes and excises upon the personal property and equipment of the Tenant located at the Premises and any and all real estate taxes, betterments and special assessments or amounts in lieu or in the nature thereof and any other taxes, levies, water rents, sewer use charges and other excises, franchises, imposts and charges, general and special (and the entire amount of any interest, penalties and costs attributable to delayed payment of the Tenant's portion thereof where such delay is the fault of the Tenant) of whatever name and nature, and whether or not now within the contemplation of the parties hereto, which may now or hereafter be levied, assessed or imposed by the United States of America, The Commonwealth of Massachusetts, the Town of Bedford or any other authority, or become a lien, upon all or any part of the Property, the Building, the Premises, the use or occupation thereof, or upon the Landlord and the Tenant in respect thereof, or upon the basis of rentals thereof or therefrom (except for the Landlord's income, estate, gift, franchise, corporation, profit or transfer taxes or any capital levy assessed upon the Landlord), or upon the estate hereby created, or upon the Landlord by reason of ownership of the reversion.

  The Tenant shall, upon written notice from the Landlord that the same is required by any Mortgagee (as defined in Paragraph 21 hereof), prepay to the Mortgagee or the Landlord monthly as Additional Rent, in the same manner as Basic Rent, one-twelfth ( 1/12) of the total of all such amounts as the Landlord may from time to time reasonably estimate will be payable annually by the Tenant under this Lease which prepayments the Landlord agrees shall be applied, without interest (other than such interest as the Mortgagee may credit or pay to the Landlord in respect thereof) to such amounts as actually become payable. As soon as any such amounts so payable are actually determined, appropriate adjustments of any overpayments and underpayments shall be made.

  Subject to the rights of any Mortgagees, the Landlord may, at the request of the Tenant, use reasonable efforts to obtain an abatement of or to contest or review by legal proceedings or otherwise any such tax, levy, charge or assessment. In such event the Tenant shall pay such tax, levy, charge or assessment (under protest, if necessary). The Tenant shall pay as Additional Rent (i) any such tax, levy, charge or assessment that may be determined to be due and (ii) such reasonable costs or expenses (including reasonable attorneys' fees) the Landlord may incur in connection with any such proceedings. The Tenant shall be entitled to share in any refund or abatement, net of such costs and expenses, which may be made of any tax, levy, charge or assessment in the same proportion that the same was paid by the Tenant or with the Tenant's funds.

8. INSURANCE; WAIVERS OF SUBROGATION

  The Tenant shall, at its own cost and expense, obtain and throughout the Term shall maintain, with companies qualified to do business in Massachusetts and acceptable to any Mortgagees and reasonably acceptable to the Landlord, for the benefit as additional insureds of the Landlord and any Mortgagees as their respective interests may appear, comprehensive general liability insurance (with contractual liability rider) against claims for bodily injury, death or property damage occurring to, upon or about the Premises in limits of $1,000,000 for bodily injury or death and property damage occurring to, upon or about the Premises. The risk of loss to all contents of, and personal property and trade fixtures located in, the Premises is upon the Tenant, and the Landlord shall have no liability with respect thereto.

  The Landlord and the Tenant each hereby release the other from any liability for any loss or damage to the Building, the Premises or other property and for injury to or death of persons occurring on the Property or in the Building or the Premises or in any manner growing out of or connected with the Tenant's use and occupation of the Premises, the Building or the Property or the condition thereof, whether or not caused by the negligence or other fault of the Landlord, the Tenant or their respective agents, employees, subtenants, licensees, invitees or assignees; provided, however, that this release (i) shall apply notwithstanding the indemnities set forth in Paragraph 14, but only to the extent that such loss or damage to the Building or other property or injury to or death of persons is covered by insurance which protects the Landlord or the Tenant or both of them as the case may be; (ii) shall not be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence hereof; and (iii) shall be in effect only to the extent and so long as the applicable insurance policies provide that this release shall not affect the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever available.

9. UTILITIES

  The Tenant shall pay directly to the utility company for all electricity (which includes heat and air conditioning) provided to the Premises, as measured through separate meters serving different areas within the Building. The Landlord shall provide all other utility services to the Premises, shall furnish reasonable heat and air conditioning (the costs of which shall be paid by the Tenant as set forth above) during normal business hours on regular business days of the heating and air conditioning seasons of the year and reasonable hot and cold water, shall light the passageways and stairways of the Building during normal business hours on regular business days, and shall provide such cleaning services as are customary in similar buildings in the Bedford area, all subject to interruption due to accidents, the performance of repairs or improvements, labor difficulties, difficulties in obtaining supplies from the sources from which they are usually obtained, or to any cause beyond the Landlord's control.

  The Landlord shall have no obligation to provide utilities or equipment other than those provided to or located in the Premises as of the date hereof. In the event the Tenant shall require additional utilities or equipment, the installation or maintenance thereof shall be solely the obligation of the Tenant (provided, however, that the Landlord has given his prior written consent to any such installation).

10. REPAIRS

  From and after the commencement of and during the Term, the Tenant shall, at its own cost and expense: (i) make interior non-structural repairs, replacements and renewals necessary to keep the Premises in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, reasonable wear and use and damage by fire or other casualty only excepted (it being understood, however, that the foregoing exception for reasonable wear and use shall not relieve the Tenant from the obligation to keep the Premises in good order, repair and condition); and (ii) keep and maintain all portions of the Building in a clean and orderly condition, free of accumulation of dirt, rubbish, and other debris.

  From and after the commencement of and during the Term, the Landlord shall make all necessary repairs, replacements and renewals, interior and exterior, structural and non-structural: at his own cost and expense to keep the roof of the Building free of leaks and to maintain the foundation, floor slabs and other structural supports of the Building in good and sound condition, maintenance and repairs occasioned by the acts or negligence of the Tenant or its agents excepted unless such acts or negligence are covered by the release provided in Paragraph 8 hereof; and as Common Expenses as in Paragraph 6 defined to keep the electrical, plumbing and other building systems serving the Building and the parking areas, sprinklers and other improvements on the Property in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, damage by fire or other casualty only excepted; keep all driveways, walkways, parking areas and other improvements on the Property free of snow and sanded as appropriate; and keep all lawns and landscaped areas of the Property watered, fertilized and neatly trimmed.

11. COMPLIANCE WITH LAWS AND REGULATIONS

  The Tenant agrees that its obligations to make payment of the Basic Rent, Additional Rent and all other charges on its part to be paid, and to perform all of the covenants and agreements on its part to be performed during the Term hereunder shall not, except as set forth in Paragraph 15 in the event of casualty to the Premises or in Paragraph 16 in the event of condemnation by public authority, be affected by any present or future law, by-law, ordinance, code, rule, regulation, order or other lawful requirement regulating or affecting the use which may be made of the Premises.

  During the Term the Tenant shall comply, at its own cost and expense, with: all applicable laws, by-laws, ordinances, codes, rules, regulations, orders, and other lawful requirements of the governmental bodies having jurisdiction, which are applicable to, or by reason of, the Tenant's particular use of the Premises (as opposed to office, research and development and light manufacturing uses generally) or the fixtures and equipment therein and thereon; the orders, rules and regulations of the National Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, which may be applicable to the Premises, the fixtures and equipment therein or thereon or the use thereof; and the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Premises, the Building or the Property and the fixtures and equipment therein and thereon.

12. ALTERATIONS BY TENANT

  The Tenant shall erect no signs and shall make no alterations, additions or improvements in or to any portion of the Premises or any portion of the Building or the Property without the Landlord's prior written consent and without first providing the Landlord with suitable assurance of the Tenant's obligation to complete the same at no expense to the Landlord and without any mechanics' or materialmen's lien upon the Property. The Landlord agrees that its consent shall not be unreasonably withheld for interior, non-structural alterations, additions and improvements to the Premises consistent with the use of the Premises as contemplated hereby; any such consents to interior, non-structural alterations, additions and improvements may, if the Landlord so advises the Tenant as part of or by notice at the time of any such consent, be conditioned upon the Tenant's being obligated to remove the same at the expiration or termination of this Lease and to restore the Premises to their condition prior to such alterations, additions and improvements.

  The Landlord is aware of the Tenant's intentions to subdivide the second floor and sublease a majority portion located in the front of the Building, and hereby consents to the use of partitions to this end. The Landlord will erect such partitions at the Tenant's request upon reasonable prior notice, and will use its best to have such partitions completed prior to December 1, 1997. In the event the Tenant does not request that the Landlord erect the partitions, the Landlord will similarly use its best efforts to provide the Tenant with access to the Premises prior to December 1, 1997 so that the Tenant may erect the partitions itself (it being understood and agreed that such early access shall be governed by and subject to the terms and provisions of this Lease). In all events, the partitions shall be erected at the sole cost and expense of the Tenant and must be removed by the Tenant upon the expiration or earlier termination of this Lease.

13. LANDLORD'S ACCESS

  The Tenant agrees to permit the Landlord and any Mortgagees and their authorized representatives to enter the Premises (i) at all reasonable times after at least 24 hours' prior oral notice during usual business hours for the purposes of inspecting the same, exercising such other rights as it or they may have hereunder or under any mortgages and exhibiting the same to other prospective tenants, purchasers or mortgagees and (ii) at any time and without notice in the event of emergency. In exercising such rights, the Landlord shall use due diligence to minimize or prevent inconvenience to the Tenant.

14. INDEMNITIES

  The Tenant agrees to protect, defend (with counsel approved by the Landlord), indemnify and save the Landlord harmless from and against any and all claims and liabilities (other than claims and liabilities resulting from the Landlord's negligence or misconduct or that of its agents, employees, licensees or invitees) arising: (i) from the conduct or management of or from any work or thing whatsoever done in or about the Premises during the Term and from any condition existing, or any injury to or death of persons or damage to property occurring or resulting from an occurrence, during the Term in or about the Premises; and (ii) from any negligent act or omission on the part of the Tenant or any of its agents, employees, subtenants, licensees or assignees. The Tenant further agrees to indemnify the Landlord from and against all costs, expenses (including reasonable attorneys' fees) and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon, any and all of which, if reasonably suffered, paid or incurred by the Landlord, the Tenant shall pay promptly upon demand to the Landlord as Additional Rent.

15. CASUALTY DAMAGE

  Except as provided below, in the event of partial or total destruction of the Building during the Term by fire or other casualty, the Landlord shall, as promptly as practicable after receipt of any insurance proceeds available as a result of such casualty, repair, reconstruct or replace the portions of the Building destroyed as nearly as possible to their condition prior to such destruction, except that in no event shall the Landlord be obligated to expend more for such repair, reconstruction or replacement than the amounts of any such insurance proceeds actually received. During the period of such repair, reconstruction and replacement there shall be an equitable abatement of Basic Rent hereunder for up to one (1) year from the date of such casualty in proportion to the loss of usable floor area in the Building.

  If the Building is so extensively destroyed by fire or other casualty that an independent engineer or architect certifies that it cannot reasonably be expected to be susceptible of repair, reconstruction or replacement within a period of six (6) months from the date work were to commence thereon, or if any damage results from causes or risks not required to be insured against by the Landlord hereunder or if any Mortgagee refuses to make such net proceeds available for such repair, reconstruction or replacement, then either of the Landlord or the Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after the date of such destruction. Provided further, that if, despite diligent efforts, the Landlord has been unable to restore the Premises to their condition prior to such destruction within nine
(9) months following the date of such casualty, then either of the Landlord or the Tenant may terminate this Lease by written notice to the other. In the event of any such notice of termination, this Lease shall terminate as of, and Basic Rent and Additional Rent shall be appropriately apportioned through and abated from and after, the date of such notice of termination.

16. CONDEMNATION

  If more than 20% of the usable floor area of the Building, or more than 20% of the parking spaces designated for use by the Tenant shall be taken by eminent domain or appropriated by public authority, the Landlord may terminate this Lease by giving written notice to the Tenant within thirty (30) days after such taking or appropriation. In the event of such a termination, this Lease shall terminate as of the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession, and the Basic Rent and Additional Rent reserved shall be apportioned and paid to and as of such date.

  If all or any part of the Premises is taken or appropriated by public authority as aforesaid and this Lease is not terminated as set forth above, the Landlord shall, subject to the rights of any Mortgagees, apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorneys' fees, incurred by the Landlord in obtaining the same) to secure and close so much of the Premises as remain and shall restore the Building to an architectural whole and except that in no event shall the Landlord be obligated to expend more for such replacement than the net amount of any such damages, compensation or award which the Landlord may have received as damages in respect of the Building and any other improvements situated on the Property as they existed immediately prior to such taking or appropriation; in such event there shall be an equitable abatement of Basic Rent in proportion to the loss of usable floor area in the Premises after giving effect to such restoration, from and after the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession.

  The Landlord hereby reserves, and the Tenant hereby assigns to the Landlord, any and all interest in and claims to the entirety of any damages or other compensation by way of damages which may be awarded in connection with any such taking or appropriation, except so much of such damages or award as is specifically and separately awarded to the Tenant and expressly attributable to trade fixtures or moving expenses of the Tenant.

17. LANDLORD'S COVENANT OF QUIET ENJOYMENT; TITLE

  The Landlord covenants that the Tenant, upon paying the Basic Rent and Additional Rent provided for hereunder and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the Premises for the Term as aforesaid, subject, however, to all of the terms and provisions of this Lease and to the title matters set forth or referred to in Exhibit A attached hereto.

18. TENANT'S OBLIGATION TO QUIT; HOLDOVER

  The Tenant shall, upon expiration of the Term or other termination of this Lease, leave and peaceably and quietly surrender and deliver to the Landlord the Premises and any replacements or renewals thereof broom clean and in the order, condition and repair required by Paragraph 10 hereof and the other provisions of this Lease, except, however, that the Tenant shall first remove any trade fixtures and equipment and any alterations, additions and improvements which the Landlord has required be removed pursuant to the terms of Paragraph 12 hereof, restoring the Premises in each case to their condition prior to the installation of such fixtures or the undertaking of such alterations, additions or improvements, as the case may be. If the Tenant shall fail timely to surrender the Premises, Basic Rent henceforth shall be payable to the Landlord at a rate equal to 1.5 times the rate of Basic Rent in effect immediately prior thereto until the Premises are surrendered by the Tenant and delivered to the Landlord in accordance with this Paragraph 18. If the Tenant shall fail so to remove its fixtures, equipment, alterations, additions and improvements, they shall be deemed abandoned by the Tenant and the Landlord may remove and dispose of the same at the Tenant's expense. The provisions of this Paragraph 18 shall expressly survive the termination or expiration of this Lease.

19. TRANSFERS OF TENANT'S INTEREST

  The Tenant shall not assign or sublease or otherwise encumber all or any part of its interest in this Lease, the Premises, or the estate hereby created, without in each case first obtaining the prior written consent of the Landlord, which such consent shall not be unreasonably withheld so long as the Tenant originally named herein shall continue to occupy the majority of the space in the Building. In all events, the Landlord may condition the consent to any sublease or assignment upon the Tenant's agreeing to pay to the Landlord fifty percent (50%) of the net amount by which any rentals and other amounts from time to time payable to or for the Tenant under any subleases exceed the sum of the Basic Rent and Additional Rent from time to time payable hereunder and the expenses actually incurred by the Tenant in thus subleasing the Premises (including, without limitation, the associated costs of installing partitions, the estimated costs of removing such partitions to the extent removal is required by the Landlord, and costs of real estate agents used in connection with the sublease), and upon the sublessee's or assignee's agreement to obtain the consent of the Landlord to any future or further sublease or assignment of its interest under this Lease. The Landlord shall have the right to inspect, after reasonable advance notice, all records relating to the costs claimed to have been incurred by the Tenant pursuant to the previous sentence. Any attempted assignment without the consent of the Landlord as contemplated hereby shall be void. Any change in ownership or power to vote of a majority of the outstanding stock of the Tenant from the owners of such stock or those controlling the power to vote of such stock shall constitute an assignment for purposes of this Lease.

  Notwithstanding anything contained herein to the contrary, the Tenant shall have the right to assign its interest in the Lease or to sublet the whole or any part of the Premises to any entity that controls, is controlled by, or is under common control with the Tenant, or in connection with the consolidation, merger, restructuring or reorganization of the Tenant or the sale by the Tenant of all or any significant portion of its stock or assets, and in none of the foregoing events shall the consent of the Landlord be required; provided, however, that any such assignee must agree in writing to be bound by the terms of this Lease and to assume the obligations of the Tenant hereunder.

  In all events the Tenant originally named herein and any guarantor of the obligations of the Tenant under this Lease shall, except to the extent of so much of the Premises as the Landlord elects to lease directly to any proposed sublease or assignee as above provided, remain primarily and jointly and severally liable for, and any sublessee or assignee shall in writing assume, the obligations of the Tenant under this Lease.

  The Tenant shall reimburse the Landlord as Additional Rent, upon demand, for any costs that may be incurred by the Landlord in connection with any proposed assignment or sublease and any request for consent thereto, including without limitation the costs of making investigations as to the acceptability of any proposed assignee or subtenant, and attorneys' fees.

20. TRANSFERS OF LANDLORD'S INTEREST

  The Landlord shall have the right from time to time to sell or mortgage its interest in the Premises, to assign its interest in this Lease, or to assign from time to time the whole or any portion of the Basic Rent, Additional Rent or other sums and charges at any time paid or payable hereunder by the Tenant to the Landlord, to any Mortgagees or other transferees designated by the Landlord in duly recorded instruments, and in any such case the Tenant shall pay the Basic Rent, Additional Rent and such other sums and charges so assigned, subject to the terms of the Lease, upon demand to such Mortgagees and other transferees at the addresses mentioned in and in accordance with the terms of such instruments.

21. MORTGAGEES' RIGHTS

  The Tenant hereby agrees that this Lease is and shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancings or restructurings thereof) of the Premises, whether or not such mortgage is filed subsequent to the execution, delivery or the recording of this Lease or any notice hereof (the holder from time to time of any such mortgage being in this Lease sometimes called the "Mortgagee"). The foregoing subordination shall be self-operative and automatically effective, and the Tenant hereby agrees to execute, acknowledge and deliver in recordable form such instruments confirming and evidencing the foregoing subordination as the Landlord or any such Mortgagee may from time to time reasonably require. The Landlord agrees to use its best efforts to obtain a subordination, non-disturbance and attornment agreement in the Tenant's favor from any Mortgagee of the Premises.

  Provided that the Tenant has been provided with notice of such mortgage and appropriate addresses to which notice should be sent, no notice from the Tenant of any default by the Landlord in its obligations shall be valid, and the Tenant shall not attempt to terminate this Lease, withhold Basic Rent or Additional Rent or exercise any other remedy which may arise under law by reason of any such default (it being understood that no such remedy exists, or is implied by reason of this provision, under this Lease), unless the Tenant first gives such notice to any Mortgagees and provides such Mortgagees with sixty (60) days after such notice to cure such default, or if such default is not reasonably susceptible of cure by Mortgagees (as in the case of the need to obtain possession of or right of entry into or upon the Premises) in sixty
(60) days, with such longer period of time (not to exceed an additional thirty
(30) days) as is reasonably necessary to cure such default, provided efforts to effectuate such cure are commenced within sixty (60) days and thereafter prosecuted to completion with reasonable diligence. The Tenant shall and does hereby agree, upon default by the Landlord under any mortgage, to attorn to and recognize the Mortgagee or anyone else claiming under such mortgage, including a purchaser at a foreclosure sale, at its request as successor to the interest of the Landlord under this Lease, to execute, acknowledge and deliver such evidence of this attornment, which shall nevertheless be self-operative and automatically effective, as the Mortgagee or such successor may request and to make payments of Basic Rent and Additional Rent hereunder directly to the Mortgagee or any such successor, as the case may be, upon request. Any Mortgagee may, at any time, by giving written notice to, and without any further consent from, the Tenant, subordinate its mortgage to this Lease, and thereupon the interest of the Tenant under this Lease shall automatically be deemed to be prior to the lien of such mortgage without regard to the relative dates of execution, delivery or filing thereof or otherwise.

22. TENANT'S DEFAULT; LANDLORD'S REMEDIES

  If (i) the Tenant shall default in the payment when due of any Basic Rent or Additional Rent, or if the Tenant shall default in the timely performance or observance of any of the other covenants contained in these presents and on the Tenant's part to be performed or observed within five (5) days after written notice of such default in payment, performance or observance by the Landlord to the Tenant, (ii) if the estate hereby created shall be taken on execution, or (iii) by other process of law, or if the Tenant shall be involved in financial difficulties as evidenced

    (1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of trustees or other governing body the commencement of such a voluntary case,

    (2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition,

    (3) by the entry of an order for relief in any involuntary case commenced under said Title 11,

    (4) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief.

    (5) by the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property, or

    (6) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

then and in any of said cases, the Landlord may, to the extent permitted by law, immediately or at any time thereafter and without demand or notice, terminate this Lease and enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of the Landlord's former estate, and expel the Tenant and those claiming through or under the Tent and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

  No termination or repossession provided for in this Paragraph 22 shall relieve the Tenant or any guarantor of the obligations of the Tenant under this Lease of its liabilities and obligations under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, the Tenant shall pay to the Landlord either (i) in advance on the first day of each month, for what would have been the entire balance of the Term, one-twelfth ( 1/12) (and a pro rata portion thereof for any fraction of a month) of the annual Basic Rent, Additional Rent and all other amounts for which the Tenant is obligated hereunder, less, in each case, the actual net receipts by the Landlord by reason of any reletting of the Premises after deducting the Landlord's reasonable expenses in connection with such reletting, including, without limitation, removal, storage and repair costs and reasonable brokers' and attorneys' fees, or (ii) upon demand and at the option of the Landlord exercisable by the Landlord's giving notice to the Tenant within thirty (30) days after any such termination, the present value (computed at a capitalization rate based upon the so-called "Prime Rate" then in effect at The First National Bank of Boston) of the amount by which the payments of Basic Rent and Additional Rent reasonably estimated to be payable for the balance of the Term after the date of the exercise of said option would exceed the payments reasonably estimated to be the fair rental value of the Premises on the terms and conditions of this Lease over such period, determined as of such date.

  Without thereby affecting any other right or remedy of the Landlord hereunder, the Landlord may, at its option and after reasonable prior notice to the Tenant, cure for the Tenant's account any default by the Tenant hereunder which remains uncured after said thirty (30) days' notice of default from the Landlord to the Tenant, and the cost to the Landlord of such cure shall be deemed to be Additional Rent and shall be paid to the Landlord by the Tenant with the installment of Basic Rent next accruing. It is understood and agreed that nothing in this paragraph shall be deemed to extend or enlarge any notice and cure periods beyond those set forth in the first paragraph of this Paragraph 22.

23. REMEDIES CUMULATIVE; WAIVERS

  The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may be lawfully entitled in any provision of this Lease or otherwise. The failure of the Landlord or the Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the Landlord, or payment by the Tenant, of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by the Landlord or the Tenant of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of the Landlord or the Tenant as appropriate. In addition to the other remedies in this Lease provided, the Landlord shall be entitled to the restraint by injunction of the covenants, conditions or provisions of this Lease, or to a decree compelling performance of or compliance with any of such covenants, conditions or provisions.

24. BROKERS

  The Landlord and the Tenant each warrant and represent to the other that each has not dealt with any broker in connection with the Premises or this Lease. The Landlord and the Tenant each hereby indemnifies and holds the other harmless from and against any liability for commissions due any broker or finder with whom each has dealt in connection with this Lease.

25. NOTICES

  Any notices, approvals, specifications, or consents required or permitted hereunder shall be in writing and mailed, postage prepaid, by registered or certified mail, return receipt requested, if to the Landlord or the Tenant at the addresses set forth herein, and if to any Mortgagee at such address as it may specify by such notice to the Landlord and the Tenant, or at such other address as any of them may from time to time specify by like notice to the others. Any such notice shall be deemed given when mailed, except that if any time period commences hereunder with notice, such time period shall be deemed to commence when such notice is delivered or, if earlier, when postal records indicate delivery was first attempted.

26. ESTOPPEL CERTIFICATES

  The Landlord and the Tenant hereby agree from time to time, each after not less than ten (10) days' prior written notice from the other or any Mortgagee, to execute, acknowledge and deliver, without charge, to the other party, the Mortgagee or any other person designated by the other party, a statement in writing certifying: that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); that to the knowledge of such party there exist no defaults (or if there be any defaults, specifying the same); the amount of the Basic Rent, the dates to which the Basic Rent, Additional Rent and other sums and charges payable hereunder have been paid; and that such party to its knowledge has no claims against the other party hereunder except for the continuing obligations under this Lease (or if such party has any such claims, specifying the same).

27. BIND AND INURE; LIMITED LIABILITY OF LANDLORD

  All of the covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of the Landlord and the Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits.

  The Landlord shall not have any individual or personal liability for the fulfillment of the covenants, agreements and obligations of the Landlord hereunder, the Tenant's recourse and the Landlord's liability hereunder being limited to the Property and the Building. The term "Landlord" as used in this Lease shall refer only to the owner or owners from time to time of the Property or the Building, it being understood that no such owner shall have any liability hereunder for matters arising from and after the date such owner ceases to have any interest in the Property or the Building.

  In no event shall the Landlord be liable to the Tenant for any special, consequential or indirect damages suffered by the Tenant or any other person or entity by reason of a default by the Landlord under any provisions of this Lease.

28. ENVIRONMENTAL COMPLIANCE

  Tenant hereby covenants to Landlord that: (a) Tenant shall (i) comply with all Laws applicable to the discharge, generation, manufacturing, removal, transportation, treatment, storage, disposal and handling of Hazardous Materials or Wastes as apply to the activities of the Tenant, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns at the Premises, (ii) remove any Hazardous Materials or Wastes from the Premises (other than such as preceded the Tenant's occupancy of any portion of the Premises) immediately upon discovery of same if the same are not being stored and used in accordance with all applicable Laws and orders of governmental authorities having jurisdiction, (iii) pay or cause to be paid all costs associated with such removal including restoration of the Premises, and (iv) indemnify Landlord from and against all losses, claims and costs arising out of the migration of Hazardous Materials or Wastes from or through the Premises into or onto or under other properties; (b) Tenant shall keep the Premises free of any lien imposed pursuant to any applicable Law in connection with the existence of Hazardous Materials or Wastes in or on the Premises; (c) Tenant shall not install or permit to be installed or to exist in the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or except to the extent the same are stored and used in accordance with all applicable laws and orders of governmental authorities having jurisdiction any other chemical or substance which has been determined to be a hazard to health and environment; (d) Tenant shall not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of Tenant or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes onto the Premises; (e) Tenant shall give all notifications and prepare all reports required by Laws or any other law with respect to Hazardous Materials or Wastes existing on, released from or emitted from the Premises; (f) Tenant shall promptly notify Landlord in writing of any release, spill, leak, emittance, pouring, discharging, emptying or dumping of Hazardous Materials or Wastes in or on the Premises; and (g) Tenant shall promptly notify Landlord in writing of any summons, citation, directive, notice, letter or other communication, written or oral, from any local, state or federal governmental agency, or of any claim or threat of claim known to Tenant, made by any third party relating to the presence or releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes onto the Premises. The foregoing covenants shall not apply to Hazardous Materials or Wastes existing in the Premises prior to the date of this Lease.

  The term "Hazardous Materials or Wastes" shall mean any hazardous or toxic materials, pollutants, chemicals, or contaminants, including without limitation asbestos, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs) and petroleum products as defined, determined or identified as such in any Laws, as hereinafter defined, as well as any biomedical materials, products or substances generated, stored, handled, disposed or otherwise used by the Tenant at the Premises. The term "Laws" means any federal, state, county, municipal or local laws, rules or regulations (whether now existing or hereinafter enacted or promulgated) including, without limitation, the Clean Water Act, 33 U.S.C. (S) 1251 et seq.
1972), the Clean Air Act, 42 U.S.C.(S) 7401 et seq. (1970), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Subsection 1802, and The Resource Conservation and Recovery Act, 42 U.S.C. Subsection 6901 et seq., any similar state laws, as well as any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments.

  Tenant hereby agrees to defend, indemnify and hold harmless Landlord, its employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns from and against any and all claims, losses, damages, liabilities, judgements, costs and expenses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by such indemnified parties as a result of or in connection with the presence at or removal of Hazardous Materials or Wastes from the Premises (except for Hazardous Materials or Wastes existing at the Premises prior to the date of this Lease) or as a result of or in connection with activities prohibited under this Paragraph 28. Tenant shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against such indemnified parties, shall hold such indemnified parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Paragraph 28.

  The Landlord hereby agrees to defend, indemnify and hold the Tenant harmless from and against any and all loss, cost, damage, claim or expense (including attorneys' fees) incurred in connection with or arising out of or relating in any way to the presence of Hazardous Materials or Waste existing at the Premises prior to the Tenant's occupancy of any part thereof.

29. CAPTIONS

  The captions for the numbered Paragraphs of this Lease are provided for reference only and they do not constitute a part of this agreement or any indication of the intentions of the parties hereto.

30. INTEGRATION

  The parties acknowledge that all prior written and oral agreements between them and all prior representations made by either party to the other have been incorporated in this instrument or otherwise satisfied prior to the execution hereof.

31. SEVERABILITY; CHOICE OF LAW

  If any provision of this Lease shall be declared to be void or unenforceable either by law or by a court of competent jurisdiction, the validity or enforceability of remaining provisions shall not thereby be affected.

  This Lease is made under, and shall be construed in accordance with, the laws of The Commonwealth of Massachusetts.

32. SECURITY DEPOSIT

  The Landlord hereby acknowledges that the Tenant has previously paid to him the amount of $8,479.17, which shall be held as a security for the Tenant's performance as herein provided and refunded to the Tenant at the end of this Lease subject to the Tenant's satisfactory compliance with the conditions hereof.

  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in quadruplicate under seal as of the date first above written.

                                          Landlord

                                                  /s/ Robert W. Connelly
                                          _____________________________________
                                                   Robert W. Connelly

                                          Tenant

                                          Cambridge Heart, Inc.

                                                   /s/ Jeffrey M. Arnold
                                          By: _________________________________
                                            Name:Jeffrey M. Arnold
                                            Title:Chief Executive Officer

                                                                      EXHIBIT A

                         LEGAL DESCRIPTION OF PREMISES

  A certain parcel of land situated in the Town of Bedford, County of Middlesex, Commonwealth of Massachusetts, known as Lot 4, Land Court Case 11345 and more particularly described as follows:

BEGINNING            at the northeasterly corner of said parcel, same point
                     being on the westerly sideline of Middlesex Turnpike and at land of Frost as shown on said plan;

THENCE running along the westerly sideline of Middlesex Turnpike S42(degrees) -51'-31'E Three Hundred Two and 28/100 (308.28) feet to a point of curvature

THENCE turning and running by a curved line to the right having an arc of Seventy-eight and 54/100 (78.54) and a radius of Fifty (50.00) feet to a point of tangency on the westerly sideline of Oak Park Drive;

THENCE running along the westerly sideline of Oak Park Drive S47(degrees) -08'-27'W One Hundred Forty-Eight and 50/100 (148.50) feet to a point;

THENCE turning and running N59(degrees) -21'-30'W One Hundred Fifty-Six and 23/100 feet to a point;

THENCE turning and running S77(degrees) -25'-28'W Sixty-Six (66.00) feet to a point

THENCE turning and running N57(degrees) -43'-28'W Eighty-Nine and 89/100 (89.89) feet to a point;

THENCE turning and running N39(degrees) -45'-16'W Sixty-Three and 89/100 (63.89) feet to a point;

THENCE turning and running N43(degrees) -49'-21'E Three Hundred Twenty (320.00) feet to the point of beginning.

  Subject to the matters set forth or referred to in the Landlord's Owner's Duplicate Certificate of Title No. 167175.